INDEPENDENT AUDITOR'S REPORT


To  The  Board  of  Directors  of  Pinnacle Business Management,  Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2000 relating to the financial statements of Pinnacle Business Management, Inc.

/s/  Bagell, Josephs,  Levine, Firestone & Co., L.L.C

Bagell, Josephs,  Levine, Firestone & Co., L.L.C,
March  10,  2000